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                                                                  Exhibit (A)(4)

                             PAC-WEST TELECOMM, INC.

                 FORM OF NOTICE OF CHANGE FROM ACCEPT TO REJECT


            Pursuant to the Offer to Exchange dated November 14, 2001

To:      Pac-West Telecomm, Inc.
Attn:    Stephanie Van Steyn

         I previously received a copy of the Offer to Exchange and the materials accompanying the offer. I completed, signed and returned the election form, in which I elected to offer to exchange eligible options. I now wish to change that election.

         I understand that in order to withdraw my acceptance and to reject the offer, I must sign and deliver this notice to Stephanie Van Steyn at Pac-West before 5:00 P.M., Pacific Standard Time, on December 14, 2001, or if Pac-West extends the deadline to exchange options, before the extended expiration of the offer, and put an "X" in the following box:

[ ]      I do not wish to offer for exchange my eligible options.

IN ORDER TO BE CONSIDERED TIMELY FILED, ALL DOCUMENTS MUST BE RECEIVED BY THE COMPANY PRIOR TO 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE.

         By rejecting the offer to exchange options, I understand that I will not receive any new options and I will keep the options granted to me under the 1999 Stock Incentive Plan. These options will continue to be governed by the 1999 Stock Incentive Plan, as amended and the existing option agreements.


Date: ___________ , 2001               _____________________________________
                                       Signature

                                       _____________________________________
                                       Name (please print)

                                       _____________________________________
                                       Social Security Number


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